                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:


     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))


     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SALIVA DIAGNOSTIC SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                               [SDS LETTERHEAD]



                                  [SDS LOGO]


                                                         October 17, 1997



Dear Stockholder:



     I should like to take this opportunity to outline the issues and challenges facing our Company and to request your continued support for the Company by voting "Yes" to the proposed increase in authorized capital and the introduction of preference capital to facilitate future financing. The Company has no present intention to issue all of the authorized capital shares in the near future.



     1997 has been a challenging year for the Company. Most of the year has been spent successfully strengthening the Company's fundamental operating base. In addition, we have been endeavoring to open new overseas markets by adding new distributors and negotiating marketing agreements with several companies. To maintain operations and continue to implement the business plan, we raised capital through two private placements, with a majority of the funding from new investors. For future operations, we plan to build on the excellent base that now exists in our Vancouver, Washington facility, to create new alliances and to focus efforts on approvals, marketing and sales of our products.



     This requires capital. The adoption of the proposed amendments is necessary for us to secure additional financing in order to achieve our short and longer term objectives.



     In order to reduce expenses in 1997, it was important to review operations thoroughly and tackle the issues of production efficiency, cost and regulations. It was desirable to close our expensive Singapore facility and relocate production. The Company has had a "go it alone" strategy, which is very commendable. However, so many small companies have fallen into the financial trap of start-up manufacturing and related regulatory costs. Hence our decision now to completely out-source our commercial manufacturing to the most qualified sources and locations to maximize quality, volume and production.



     All of this takes time and capital.



     The technology of our product range is excellent. Our rapid test formats using blood and saliva for HIV are, in our view, among the finest around and are considered state of the art by many. Our saliva collection devices are well known and used for saliva collections around the globe. The independent test results that we are now observing in clinical trials around the world for our HIV tests are extremely exciting and approach those of the best laboratory tests in a rapid test format. Sensitivities range from 99.6% for Sero.Strip HIV to 99.4% for Saliva.Strip HIV. Specificities range from 99.9% for Sero.Strip HIV to 99.4% for Saliva.Strip HIV. However, we still need to undergo validation approvals in most overseas countries before we can sell, even after appointing in-country distributors. This too requires time and capital.



     As you may recall, the Company originally started its business with difficult and controversial products in the HIV rapid test area. While these tests are critically needed worldwide, they have proven to be surrounded by regulatory and political barriers. The Company continues to make progress in overcoming those barriers, as evidenced by the recent approval of all of our HIV rapid tests in the United Kingdom. Based on the early product development, the Company has more recently expanded its product opportunities into rapid tests for H-Pylori and various other infectious diseases. It is both good business and standard procedure under these circumstances to seek strategic partner relationships for the development and marketing of these products, which alliances the Company is currently and actively pursuing.



     These new approaches also require time, capital and patience.



     Lastly, the Company has been involved in carryover legal actions from past years. We remain committed to the vigorous defense of the Company and will resolve these matters as appropriate. We believe these matters should not impede our progress toward the realization of our goals.



     I request your continued support of the Company and its future by approving the requested increase in authorized capital.



     With best wishes for the future,



                                          Yours sincerely,



                                          Kenneth J. McLachlan


                                          President and CEO

                        SALIVA DIAGNOSTIC SYSTEMS, INC.


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held November 21, 1997


     A Special Meeting of Shareholders of Saliva Diagnostic Systems, Inc., a Delaware Corporation (the "Company"), will be held on Friday, November 21, 1997 at 10:00 a.m., Eastern time, at the Marriott at Metro Center, 775 12th Street, N.W., Washington, D.C., for the following purposes:


          1. INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock, par value $.01 per share, from 33,000,000 to 50,000,000;

          2. AUTHORIZE PREFERRED STOCK. To approve an amendment to the Company's Certificate of Incorporation authorizing the creation of a new class of stock, designated "Preferred Stock;" and

          3. OTHER BUSINESS. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on October 10, 1997 are entitled to notice of and to vote at the meeting. A list of such shareholders will be available for inspection by shareholders at the Company's principal office for a period of ten days prior to the meeting date and at the meeting on the meeting date.

     You are requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose whether or not you expect to attend the meeting. You may attend the meeting in person even though you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS:

                                          KENNETH J. MCLACHLAN
                                          President and Chief Executive Officer

Vancouver, Washington

October 17, 1997

                        SALIVA DIAGNOSTIC SYSTEMS, INC.


              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1997

SOLICITATION AND REVOCABILITY OF PROXY


     The enclosed Proxy is solicited on behalf of the Board of Directors of Saliva Diagnostic Systems, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Shareholders to be held on Friday, November 21, 1997, at 10:00 a.m., Eastern time, or at any adjournment thereof, at the Marriott at Metro Center, 775 12th Street, N.W., Washington, D.C., for the purposes set forth herein and in the accompanying notice of Special Meeting of Shareholders. All expenses associated with this solicitation will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company. In addition, the Company has retained Beacon Hill Partners to aid in the solicitation of proxies, for whose services the Company will pay a fee estimated at $5,000 plus expenses. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), held in their names.


     All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy card, such proxies will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock, and FOR Proposal No. 2 to approve an amendment to the Company's Certificate of Incorporation authorizing the creation of a new class of stock, designated "Preferred Stock." If any other business is properly presented at the Special Meeting, the proxies will be voted by the named proxies in their best judgment.

     A proxy may be revoked by a shareholder prior to its exercise by written notice to the Company, by submission of another proxy prior to the meeting bearing a later date or by voting in person at the Special Meeting of Shareholders. The mailing address of the principal executive offices of the Company is 11719 NE 95th Street, Vancouver, Washington 98682.


     This Proxy Statement, the accompanying Notice of Special Meeting and the Proxy Card are first being mailed on or about October 17, 1997.


VOTING AT THE MEETING


     The Board of Directors has fixed October 10, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting. The Company has one class of voting securities outstanding, designated Common Stock. At the record date, 27,945,268 shares of the Common Stock were outstanding and entitled to vote. The Common Stock does not have cumulative voting rights.


     Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Special Meeting. If a quorum is present at the Special Meeting, each of (i) Proposal No. 1 to approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock, and (ii) Proposal No. 2 to approve an amendment to the Company's Certificate of Incorporation authorizing the creation of a new class of stock, designated "Preferred Stock," will be approved if it receives the affirmative vote of the holders of at least a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, at the Special Meeting. Abstention from voting will have the same effect as voting against the proposals.

     A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote upon a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes are counted for purposes of determining whether a quorum exists at the Special Meeting but are not counted and have no effect on the results of the vote on the proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 15, 1997, except where otherwise noted, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996, and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.


                                                                            COMMON STOCK
                                                             -------------------------------------------
                                                               NUMBER OF SHARES            % SHARES
                     NAME AND ADDRESS                        BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED
----------------------------------------------------------   ---------------------    ------------------
Kenneth J. McLachlan......................................           700,000(2)              2.50%
     c/o SDS International Ltd. (UK)
     11 Sovereign Close
     Sovereign Court
     London, England E1 9HW, UK
Hans R. Vauthier..........................................                --                   --
     Steinengraben 28
     Ch-4051
     Basle, Switzerland
David Barnes, M.D. .......................................           470,000(3)              1.66%
     c/o SDS International Ltd. (UK)
     11 Sovereign Close
     Sovereign Court
     London, England E1 9HW, UK
Willfried Schramm, Ph.D. .................................           125,000(4)              0.45%
     23000 Schauer Road
     Battleground, WA 98604
Ronald L. Lealos..........................................           831,912(5)              2.92%
     1477 SE Columbia Shores
     Vancouver, WA 98662
Eric F. Stoer.............................................                --                   --
     700 Thirteenth Street, N.W.
     Washington, D.C. 20005
All Executive Officers and Directors as a group
     (6 persons)(6).......................................         1,090,466(7)              3.85%

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares of Common Stock issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from September 15, 1997 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person but not for the purpose of calculating the percentage of Common Stock owned by any other person.

(2) Includes 200,000 shares registered in the name of Bank of Bermuda Trust Company, trustee for the Morar Trust, an irrevocable trust established for the benefit of Mr. McLachlan's children. Also includes 500,000 shares registered in the name of Reads Trust Company Limited, trustee of an irrevocable trust established for the benefit of Mr. McLachlan's children. Mr. McLachlan has no power to vote or dispose of these shares pursuant to the terms of the trusts.

(3) Includes options to purchase 283,000 shares of the Common Stock.

(4) Includes options to purchase 125,000 shares of the Common Stock.

(5) Includes options to purchase 400,000 shares of the Common Stock which were granted to Mr. Lealos, and options to purchase 10,000 shares of the Company's Common Stock which were granted to Mr. Lealos' wife.


(6) Includes Kenneth J. McLachlan, Hans R. Vauthier, Eric F. Stoer, Paul D. Slowey, Michael Grant and David Barnes, the current directors and executive officers of the Company.



(7) Includes options to purchase an aggregate of 382,166 shares of the Common Stock.


                 APPROVAL OF AMENDMENT INCREASING THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK
                                (PROPOSAL NO. 1)

     On September 30, 1997 the Board of Directors approved, and recommends that the shareholders of the Company approve, an amendment to the Company's Certificate of Incorporation providing for an increase in the maximum number of shares of Common Stock which the Company shall have authority to issue to 50,000,000.


     The Company is presently authorized to issue a maximum of 33,000,000 shares of Common Stock. As of September 15, 1997, the Company has issued and outstanding 27,945,268 shares of Common Stock, and has obligations to set aside approximately 3,566,683 shares for the exercise of outstanding warrants and options and approximately 500,000 shares for the exercise of other contractual commitments.


     The Board of Directors believes that an increase in the number of authorized shares to 50,000,000 is essential to the Company's ability to raise additional capital and raising additional capital will be critical to the Company's ability to continue its operations. The Board of Directors also believes it desirable for the Company to have shares available for such other future issuances as the Board of Directors may deem advisable, such as acquisitions, stock options and employee benefit plans, without the necessity of future shareholder action. Although the Company is not currently in negotiations to issue any such shares, its is likely that it will be necessary to issue shares of Common Stock to fund the Company's operations.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized and outstanding. No stockholder will have any statutory preemptive rights to purchase or subscribe for any shares of Common Stock that may be issued.

     Although the proposal to authorize additional shares of Common Stock is made for the reasons stated above, the newly authorized shares would be available for issuance by the Board of Directors without further stockholder approval in response to an actual or threatened takeover bid. The issuance of such shares could have the effect of diluting the stock ownership of persons seeking to obtain control of the Company and, therefore, the proposed amendment may have the effect of discouraging efforts to gain control of the Company in a manner not approved by the Board. The Board is not aware of any pending or threatened takeover bid for the Company, and the proposed amendment was not designed or intended by the Board to discourage takeover efforts. Because of the holdings of the Company's Common Stock, the Board regards any takeover bid as unlikely.

     Because the proposed amendment may discourage some takeover attempts, stockholders could be deprived of opportunities to sell their shares at an increased price that might result from a takeover attempt. On the other hand, because the proposed amendment would permit the Company to satisfy existing obligations and to have shares available for future financings and acquisitions, the Board believes that passage of such amendment would have a tendency to improve the overall market for the Common Stock.

     There are no provisions in the Company's Certificate of Incorporation or Bylaws that may be viewed as having anti-takeover effects. Management has no intention of proposing any amendments to either with such effect.

     If Proposal No. 1 is approved by the Company's shareholders and Proposal No. 2 is not so approved, the Board of Directors expects to file a Certificate of Amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock as soon as practicable after the date of the Special Meeting. The Certificate of Amendment would amend and restate Article Fourth of the Company's Certificate of Incorporation to read as follows:

     The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Fifty Million
     (50,000,000), all of which 50,000,000 shall be Common Stock, par value $.01 per share.

     In order for the shareholders of the Company to authorize the increase in the number of authorized shares of Common Stock by adoption of the aforementioned amendment, a majority of the shares of outstanding Common Stock entitled to vote, present in person or represented by proxy, at the Special Meeting, must vote in favor of this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 1 TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK.

               APPROVAL OF AMENDMENT AUTHORIZING PREFERRED STOCK
                                (PROPOSAL NO. 2)

     On September 30, 1997 the Board of Directors approved, and recommends that the shareholders of the Company approve, an amendment to the Company's Certificate of Incorporation authorizing the creation of a new class of stock, designated "Preferred Stock."

     The Board of Directors believes that it is in the best interests of the shareholders to provide the Company with the flexibility to consider opportunities to raise additional capital. The authorization of the Preferred Stock will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of shares. Although the Company is not presently in active negotiations to issue any such shares, it is likely that it will be necessary for the Company to issue shares of Preferred Stock in the future to fund the Company's operations.

     The Preferred Stock shall be issuable in one or more series on terms and conditions to be established by the Board of Directors from time to time, and commonly known as "blank check" Preferred Stock. The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative rights, and relative, participating, optional and other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors. The additional authorized shares of Preferred Stock that would be available for issuance, if the proposed amendment to the Company's Certificate of Incorporation is approved, may be issued for any proper corporate purpose at any time without further shareholder approval. Each series of Preferred Stock may rank senior to the Common Stock with respect to dividends and liquidation rights.

     As with the proposal to increase the number of authorized shares of Common Stock, this proposal is not designed or intended by the Board to discourage takeover effects. Because the newly authorized Preferred Stock would be available for issuance by the Board without further stockholder approval in response to an actual or threatened takeover bid, however, it could have the effect of discouraging hostile takeover efforts. As with the Common Stock proposal, the Board believes that passage of this amendment would have a tendency to improve the overall market for the Company's Common Stock.

     If Proposal No. 1 and Proposal No. 2 are both approved by the Company's shareholders, the Board of Directors expects to file a Certificate of Amendment to the Company's Certificate of Incorporation authorizing the creation of the Preferred Stock as soon as practicable after the date of the Special Meeting. The Certificate of Amendment would amend and restate Article Fourth of the Company's Certificate of Incorporation to read as follows:

     The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Fifty One Million (51,000,000), of which 50,000,000 shall be Common Stock, par value $.01 per share, and 1,000,000 shall be Preferred Stock.

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be set forth in resolutions adopted by the Board of Directors.

     The Board of Directors is expressly authorized at any time to adopt resolutions providing for the issuance of, or providing for a change in the number of, shares of any series of Preferred Stock and, if and to the extent from time to time required by law, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of such series.

     If Proposal No. 2 is approved by the Company's shareholders and Proposal No. 1 is not so approved, the Certificate of Amendment to the Company's Certificate of Incorporation would amend and restate Article Fourth of the Company's Certificate of Incorporation as set forth above, except that the following would replace the first paragraph:

     The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Thirty Four Million (34,000,000), of which 33,000,000 shall be Common Stock, par value $.01 per share, and 1,000,000 shall be Preferred Stock.

     Until the Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock, the effects of the creation of Preferred Stock upon the rights of holders of Common Stock can not be known. The effects of such issuance could, however, include dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and restriction of the rights of holders of Common Stock to share in the Company's assets upon liquidation until the satisfaction of any liquidation preference which the holders of Preferred Stock may have.

     In order for the shareholders of the Company to authorize the creation of the Preferred Stock by adoption of the aforementioned amendment, a majority of the shares of outstanding Common Stock entitled to vote, present in person or by proxy, at the Special Meeting, must vote in favor of this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AUTHORIZING THE CREATION OF A NEW CLASS OF STOCK, DESIGNATED "PREFERRED STOCK."

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders should be received by the Company at its principal office no later than December 29, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy Card will have the discretionary authority to vote in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS:

                                          KENNETH J. MCLACHLAN
                                          President and Chief Executive Officer


Dated: October 17, 1997

                        SALIVA DIAGNOSTIC SYSTEMS, INC.
  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 21, 1997


         The undersigned hereby names, constitutes and appoints Kenneth J. McLachlan and Eric F. Stoer, and each of them with full powers of substitution to act as true and lawful attorneys and proxies for the undersigned, and in the place and stead of the undersigned to attend the Special Meeting of the Shareholders of Saliva Diagnostic Systems, Inc. (the "Company") to be held at 10:00 a.m. on Friday, November 21, 1997, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on October 10, 1997, with all the powers the undersigned would possess if he or she were personally present.



                 PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                         IN THE ENCLOSED REPLY ENVELOPE



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

1.  To authorize     FOR       AGAINST     ABSTAIN
the increase in
authorized number
of shares of
Common Stock.


                                           THE BOARD OF DIRECTORS
                                           UNANIMOUSLY RECOMMENDS A VOTE
                                           FOR THE APPROVAL OF PROPOSAL 1.



Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.


2.  To authorize the creation of the Preferred Stock.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.


3. The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.



IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGMENT. AT PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.



The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement.



                                                                                                                I do [ ] do not [ ]
                                                                                                                plan to attend the
DATED            SHAREHOLDER (print name)                    SHAREHOLDER (sign name)                                 meeting.
     ---------                           ------------------                         --------------------------    (Please check)


NOTE: Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




43396v6